                                                      Preliminary Proxy Material

                        MET-PRO CORPORATION LOGO HERE

            160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438



                       NOTICE OF ANNUAL MEETING

                           OF STOCKHOLDERS

                      TO BE HELD ON JUNE 7, 1995



To the Stockholders of
MET-PRO CORPORATION:

       Notice is hereby given that the Annual Meeting of Stockholders of MET-PRO CORPORATION, a Delaware corporation (the "Company"), will be held at the GUEST QUARTERS SUITE HOTEL, 640 WEST GERMANTOWN PIKE (AT HICKORY ROAD) IN PLYMOUTH MEETING, PENNSYLVANIA, on June 7, 1995, at the hour of 11:30 a.m. for the following purposes:

       1. To elect two Directors to serve until the 1998 Annual Meeting of Stockholders.

       2. To amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized thereunder from 5,000,000 to 10,000,000.

       3. To ratify the selection of Margolis & Company P.C. as independent certified public accountants for the Company's fiscal year ending January 31, 1996.

       4. To transact such other business as may properly come before the meeting.

       Only stockholders of record at the close of business on April 28, 1995 are entitled to notice of and to vote at such meeting or any adjournment thereof.




                                                            William F. Moffitt,
                                                            Secretary


Harleysville, Pennsylvania
April 28, 1995




       Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the meeting and vote there in person, should they so desire.

                              MET-PRO CORPORATION
             160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438

                               ---------------
                               PROXY STATEMENT
                               ---------------


       The Board of Directors presents this proxy statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on June 7, 1995. All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted for the named nominees to the Company's Board of Directors and in favor of each of the other proposals set forth in the Notice of the Annual Meeting of Stockholders and described in this Proxy Statement. Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxyholders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails.

       The total number of shares of Common Stock of the Company outstanding as of April 28, 1995 was 3,131,937 (excluding treasury shares). The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only stockholders of record as of the close of business on April 28, 1995 will be entitled to vote.

       A list of stockholders entitled to vote at the meeting will be available at the Company's offices, 160 Cassell Road, Harleysville, Pennsylvania, for a period of ten days prior to the meeting for examination by any stockholder.

       It is anticipated that these proxy materials will be mailed to stockholders of the Company on or about May 8, 1995.





                             ELECTION OF DIRECTORS

       The Company's Board of Directors presently consists of seven members who have been divided into three classes: two classes of two Directors each and one class of three Directors, as provided in the Company's Certificate of Incorporation, as amended. Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below.

       Management has no reason to believe that the nominees will not be available or will not serve if elected, but if they should become unavailable to serve as Directors, full discretion is reserved to the persons named as proxies to vote for such other person or persons as may be nominated.

       The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Stockholders:





                                                                                                                  NUMBER AND
                                                                                                             PERCENTAGE OF SHARES
                                                                                                               OF COMMON STOCK
                                                                                               YEAR          OWNED BENEFICIALLY
                                                                                              FIRST             (DIRECTLY OR
                                                                                              BECAME          INDIRECTLY) AS OF
NAME                    AGE                   PRINCIPAL OCCUPATION                           DIRECTOR           APRIL 28, 1995 *




                                         NOMINEES FOR TERM TO EXPIRE IN 1998

William L. Kacin        63     Mr. Kacin was elected President, Chief Executive                1993             28,008     0.9%
                               Officer and a Director of the Company on February 18,
                               1993. Prior to that, he was Vice-President and General
                               Manager of the Company's Sethco Division for seventeen
                               years.


Richard P. Klopp        74     Mr. Klopp, from 1968 to 1983, was Chairman of the Board,        1987             21,380     0.7%
                               President and Chief Executive Officer of Catalytic, Inc.,
                               a company engaged in the design and manufacture of
                               equipment related to the chemical and petrochemical
                               industries. Mr. Klopp is presently retired.




                                       DIRECTORS WHOSE TERM EXPIRES IN 1997


Alan Lawley             61     Dr. Lawley is the Grosvenor Professor of Metallurgy in the      1990             6,605      0.2%
                               Department of Materials Engineering at Drexel University,
                               Philadelphia, Pennsylvania. He is a Fellow of ASM, a former
                               President of the Metallurgical Society (1982) and of AIME
                               (1987), and is Editor-in-Chief of the International Journal
                               of Powder Metallurgy.He is an expert in physical and
                               mechanical metallurgy, powder metallurgy, composite
                               materials,and materials engineering design. He has consulted, lectured and published in these areas.

Thomas F. Hayes         72     Mr. Hayes was President of Philadelphia Gear Corporation, a     1985             14,350     0.5%
                               privately held corporation, from 1969 to 1984, when he
                               retired. He is a West Point graduate,a member of the board of
                               Managers of Beneficial Savings Bank, Philadelphia,Pennsylvania
                               and a Director of PM Company, Philadelphia, Pennsylvania.

William F. Moffitt      45     Mr. Moffitt has been Vice-President of Finance, Secretary,      1993             15,805     0.5%
                               Treasurer and Chief Financial Officer of the Company since
                               1986. He is a Certified Public Accountant.


*Includes stock options currently exercisable.



                                                                                                                  NUMBER AND
                                                                                                             PERCENTAGE OF SHARES
                                                                                                               OF COMMON STOCK
                                                                                               YEAR          OWNED BENEFICIALLY
                                                                                              FIRST             (DIRECTLY OR
                                                                                              BECAME          INDIRECTLY) AS OF
NAME                    AGE                   PRINCIPAL OCCUPATION                           DIRECTOR           APRIL 28, 1995 *



                                       DIRECTORS WHOSE TERM EXPIRES IN 1996

Earl J. Wofsey          78     Mr. Wofsey is the Vice Chairman of the Board. He has            1971             100,357    3.2%
                               been general counsel to the Company for many years
                               and has been practicing law since 1940.

Walter A. Everett       73     Mr. Everett is the former President and current                 1968              29,044   0.9%
                               Chairman of the Board of the Company. Except for a
                               brief period prior to August 15, 1990, he has been
                               a Director of the Company for the past twenty-five
                               years.


*Includes stock options currently exercisable.



                       BOARD AND COMMITTEE PARTICIPATION

       The Board of Directors of the Company held six (6) meetings during the fiscal year ended January 31, 1995. All Directors were in attendance at each of such meetings.

       The Audit Committee of the Board (composed of Mr. Hayes,Chairman, and Dr. Lawley) reviews the activities of the Company's independent auditors (including fees, services and scope of the audit), reviews the Company's internal audit policies and procedures and the preparation of the Company's financial statements, and reports and makes recommendations to the Board with respect thereto. The Audit Committee met once during fiscal 1995.

       The Compensation Committee of the Board (composed of Mr. Wofsey, Chairman, and Mr. Klopp) reviews and recommends to the Board appropriate action with respect to all matters pertaining to compensation of officers and other key employees of the Company. See the Committee's report on page 4 of this proxy statement. The Compensation Committee met once in fiscal 1995.

       The Stock Option Committee (composed of Mr. Everett, Chairman,and Dr. Lawley) met once during fiscal 1995.

       The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole.It has been, and continues to be, the Board's policy to entertain stockholder recommendations for prospective Board nominees. Any such recommendations may be submitted to the Board, in writing, addressed to Walter A. Everett, Chairman.

       Non-employee Directors currently receive a fee of $1,250 per regular meeting, but no fee for committee meetings, telephone meetings or stockholder meetings. A retainer fee of $7,500 per year is also paid to all Directors in quarterly installments. Mr. Wofsey received a salary of $39,000 as Vice Chairman and received $36,000 for legal services as General Counsel during fiscal 1995.

                          PRINCIPAL SECURITY HOLDERS

       The following table sets forth as of April 28, 1995 the number and percentage of shares held by all persons who, to the knowledge of the Company's management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company's outstanding shares of Common Stock and the holdings of all of the Company's officers and Directors as a group:


NAME AND ADDRESS                                               APPROXIMATE
OF OWNER OR                              AMOUNT OF              PERCENTAGE
IDENTITY OF GROUP                       SHARES OWNED             OF CLASS
- -----------------                       ------------           -----------
Dimensional Fund Advisors, Inc.          184,054(1)                5.9%
1299 Ocean Avenue
Santa Monica, CA 90401

All officers and Directors as a group    268,143(2)                8.5%
(14 persons)
- -------------
(1) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 184,054 shares of stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares, per Schedule 13G as most recently filed with the SEC on January 31, 1995.

(2) Includes exercisable options to purchase 32,300 shares of Common Stock.




            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee is responsible for reviewing compensation plans, programs and policies relating to cash remuneration, monitoring performance and cash compensation of executive officers and reporting to the Board concerning that area of executive compensation. In formulating its recommendations, the Committee considers the Company's after-tax earnings and sales volume as compared to previous years, taking into account expenditures generated in pursuit of long term growth objectives.

       Officers' salaries are keyed to maintaining compensation at competitive levels to assure continued availability of highly qualified personnel, with due consideration given to economic conditions in the locale where officers are employed.

       Compensation opportunities consist of year-end salary increases and bonuses. Salary increases for Vice Presidents managing the Company's Divisions are based on managerial performance, significant problem solving, cost control, contribution of a Division to pre-tax earnings, development of new products, exploitation of markets and other growth factors. Salary increases and bonuses of the Chief Executive Officer and the Financial Vice President are based on the overall financial results of operations and their perceived skills, as demonstrated in problem solving, daily management, as well as in planning and carrying out short-term and long-term objectives.

       The Company's bonus program is not designed to establish a category of "at risk" compensation. It is rather an extra award for satisfactory to exceptional performance. Where bonuses are granted, they generally range from 3% to 6% of annual salary, but can be as high as 25% in cases of unusual achievement.

       The Chief Executive Officer presents to the Committee a written evaluation of each officer's performance and his recommendation as to salary increases and bonuses and this is carefully considered by the Committee and discussed with the Chairman of the Board and the Chief Executive Officer.



                                                       Earl J. Wofsey (Chairman)
                                                       Richard P. Klopp


December 14, 1994




                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

       The following table shows, for the fiscal years ended January 31, 1993, 1994 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE


                                                       ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                                            ------------------------------------------                    ----------------------
                                                                                                                  AWARDS
                                                                                                                  ------
                                                                                                                         ALL OTHER
NAME AND PRINCIPAL                                          SALARY($)         BONUS($)                 OPTIONS         COMPENSATION
    POSITION                                  YEAR             (A)              (A)                      (#)               ($)(B)

- ------------------                            ----          ---------         --------                 -------         ------------

W. A. Everett                                 1995           $114,000               -                    0                $2,655
    Chairman                                  1994            114,000               -                   5,000              2,627
                                              1993            114,000               -                    0                 2,908


W. L. Kacin                                   1995           $219,375          $35,000                   0                $3,438
    President & Chief                         1994            195,962           25,000                  10,000             5,435
    Executive Officer (1994)                  1993            110,000           17,500                   0                 2,806
    Vice President &
    General Manager
    Sethco Division (1993)

W. F. Moffitt                                 1995           $130,625          $20,000                   0                $3,438
    Vice President Finance,                   1994            115,833           15,000                  10,000             3,314
    Secretary/Treasurer,                      1993            100,000           13,000                   0                 2,551
    Chief Financial Officer

J. B. Lechner                                 1995           $102,550          $15,000                  1,000             $2,693
    Vice President &                          1994             89,750           18,000                   0                 2,771
    General Manager                           1993             84,000           12,500                   0                 2,143
    Stiles-Kem Division


- -----------

(A) Amounts shown include cash compensation earned and received by executive officers. There were no deferrals of compensation.

(B) The total amount shown in this column for all fiscal years are contributions to the Salaried Employee Stock Ownership Trust (ESOT) as described on page
    7. There are no other Long Term Compensation Programs other than a Pension Plan and Directors' deferred compensation program as discussed on page 6.

OPTION EXERCISES AND HOLDINGS
        The following table sets forth information with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the fiscal year ended January 31, 1995:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR END OPTION VALUE

                       SHARES                                                    VALUE OF UNEXERCISED
                      ACQUIRED                   NUMBER OF UNEXERCISED               IN-THE-MONEY
                         ON        VALUE               OPTIONS AT                  OPTIONS AT FY-END
                      EXERCISE   REALIZED              FY-END (#)                      ($)(A)
      NAME               (#)        ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
      ----            --------   --------     -----------    -------------    -----------    -------------
  W. A. Everett           0         $0            5,000           0             $48,750         $     -
  W. L. Kacin             0          0           12,225         2,500            91,927          14,688
  W. F. Moffitt           0          0           12,225         2,500            91,927          14,688
  J. B. Lechner           0          0            3,650           500            34,035           2,125

(A) Market value of underlying securities at year-end, minus the exercise price.


LONG-TERM INCENTIVE PROGRAMS

       With a view to encouraging long term service by Directors and continuity of management, while making such service more attractive to possible replacements when necessary, the Company adopted a deferred compensation program for the Directors on October 12, 1994. The Plan provides that Directors who have completed six (6) years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000, and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as Chief Executive Officers will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an executive officer, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty (20) years. In the event of death before payments have been completed, a lump sum will be paid to the deceased's spouse or estate equal to the total amount payable over ten years, less the total paid prior to death.

EMPLOYMENT AGREEMENTS

       The Company has no employment agreements.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

       One executive officer of the Company is party to a written agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within nine (9) months following a change of control, or if such employee voluntarily terminates such employment within nine
(9) months subsequent to a change of control, the Company shall be obligated to pay him a sum of money equal to two (2) years' base compensation. Payment would be made in a lump sum upon cessation of employment or, at such person's option, in equal monthly installments over a two (2) year period. Change of control is defined under the agreement as either the acquisition by any person or group of persons acting in concert of 35% or more beneficial ownership of the Company's voting securities or a change in the majority composition of the Company's Board of Directors. The annual salary currently payable to Mr. Moffitt is $135,000.

SALARIED EMPLOYEE STOCK OWNERSHIP PLAN

       Pursuant to the Company's Salaried Employee Stock Ownership Plan
(the "Ownership Plan"), the Company makes discretionary contributions to the Company's Salaried Employee Stock Ownership Trust (the "Trust") either in cash or in Company Common Stock. The Trust uses the cash contributions and dividends received to purchase shares of the Company's Common Stock. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. During the Company's three fiscal years ended January 31, 1995, the Company made contributions to the Trust in the aggregate amount of $8,190 for Walter A. Everett, $11,679 for William L. Kacin, $9,303 for William F. Moffitt, $7,607 for John B. Lechner and $68,334 for all executive officers as a group (11 persons).

STOCK OPTION PLANS

       The Company's 1987 Stock Option Plan (the "1987 Plan") was adopted by the Company's Board of Directors on April 9,1987 and by its stockholders on June 3, 1987. The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Company's Board of Directors on October 10, 1991 and by its stockholders on June 3, 1992. All options granted under the 1987 Plan expire no later than June 3, 1997. All options granted under the 1992 Plan expire on October 9, 2001.

       Both Plans provide for the grant of options ("Incentive Stock Options"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as options which are not intended to satisfy such requirements ("Nonstatutory Stock Options"). The total number of shares of the Company's Common Stock which may be issued pursuant to each Plan may not exceed one hundred thousand (100,000) shares plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

       On May 13, 1994, the Company granted Incentive Stock Options aggregating 3,000 shares to two officers (including 1,000 shares to Mr.Lechner) at the market price of $13.50 per share. On October 14, 1994, Nonstatutory Stock Options exercisable at $11.25 per share were granted to Mr. Wofsey and Mr. Lawley (5,000 shares each). No options have been repriced.

PENSION PLAN

       Participants in the Company's pension plans receive retirement income based on their salaries for the final five years of service, their age at retirement and their total number of years of service to the Company. The following table indicates the estimated benefits payable for various salary levels upon retirement at age 65, after 20, 25, 30 and 35 years of credited service to the Company:


                                                     YEARS OF SERVICE

FINAL FIVE YEAR AVERAGE SALARY        20             25             30             35
                                  -----------------------------------------------------
          $ 50,000                $ 10,000       $ 12,500       $ 15,000       $ 17,500
            75,000                  15,000         18,750         22,500         26,250
           100,000                  20,000         25,000         30,000         35,000
           125,000                  25,000         31,250         37,500         43,750
           150,000                  30,000         37,500         45,000         52,500



       Costs of the Company's pension plans are not and cannot be readily allocated to individual employees. The Company's contributions to these plans during its fiscal year ended January 31, 1995 approximated 1.0% of the total remuneration paid to all plan participants.

                               PERFORMANCE GRAPH



                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                              Met-Pro Corporation,
              AMEX Market Value Index and AMEX Capital Goods Index

    $250|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
    $200|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
    $150|------------------------------------------------------------------|
        |                                                 #                |
        |                                                 &                |
        |                                                            #     |
        |                         &#         &#                      &     |
        |                                                            *     |
    $100|---*&#------------------------------------------------------------|
        |               #                                 *                |
        |              *&                                                  |
        |                         *                                        |
        |                                    *                             |
        |                                                                  |
     $50|----|----------|---------|-----------|-----------|-----------|----|
            1990      1991      1992        1993         1994        1995

*=Met-Pro Corporation   &=AMEX Market Value Index   #=AMEX Capital Goods Index

- -------------------------------------------------------------------------------
|                              1990    1991   1992    1993    1994    1995    |
|   Met-Pro Corporation       100.00  89.31   83.76   67.51   90.82  107.06   |
|   AMEX Market Value Index   100.00  90.71  117.51  117.43  138.74  123.59   |
|   AMEX Capital Goods Index  100.00  94.59  119.63  116.12  147.06  131.55   |
- -------------------------------------------------------------------------------

(A) The graph shown above compares the performance of Met-Pro Corporation with that of the AMEX Market Value Index and the AMEX Capital Goods Index, which are published industry indices. The AMEX Capital Goods Index includes the following companies: Aerosonic Corp., American-Israeli Paper, Bethlehem Corp., Buffton Corp., Binks Manufacturing Co., Baldwin Technology Inc., Badger Meter Inc., Bayou Steel Corp., Castle A M & Co., Chicago Rivet & Machine Co., Datametrics Corp., Ducommun Inc., Del Electronics Corp., Donnelly Corp., Driver Harris Co. ,Electrochemical Industries, Eastern Company, Excel Industries Inc., Fibreboard Corp., Ford Motor Company of Canada, Ltd., Friedman Industries Inc., Graham Corp., General Microwave Corp., Gorman Rupp Co., Gundle Environmental Systems Inc., Heico Corporation, Hein Werner Corp., Howell Industries Inc., Instron Corp., Kinark Corp., La Barge Inc., Larizza Industries Inc., Middleby Corp., Met-Pro Corporation, Merrimac Industries Inc., Matec Corp., Pitt DesMoines Inc, .Peerless Tube Co., Penn Engineering & Manufacturing Corp., Regal Beloit Corp., RB & W Corp., Redlaw Industries Inc., SBM Industries Inc., Salem Corp., Stepan Co., Spartech Corp., Sifco Industries Inc., Grupo Simec S A de C V, Struthers Industries Inc., Selas Corp., Stevens Graphics Corp., Tubos De Acero De Mexico S A, Thermo Fibertek Inc., Thermedics, Inc., Thermo Process Systems Inc., Torotel Inc., Valley Forge Corp., Vitronics Corp., Wells Gardner Electronics Corp., Weldotron Corp., Watsco Inc. CL B.

(B) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 31, 1990 in each of Met-Pro Corporation, the AMEX Market Value Index and the AMEX Capital Goods Index.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                     TO INCREASE AUTHORIZED CAPITALIZATION

       The Board of Directors has recommended an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock, par value $.10 per share, which the Company shall be authorized to issue from 5,000,000 to 10,000,000. After the stock split, nearly all of the authorized 5,000,000 shares will either be outstanding or reserved against the Company's stock option plans.The Board believes it is essential to increase the authorized capital of the Company in order to have additional shares available for acquisitions, financings, present and future employee benefit programs and other corporate purposes. The additional shares may be issued from time to time as the Board of Directors may determine without further action of the stockholders of the Company.

       Stockholders of the Company do not currently possess, nor upon the adoption of the proposed amendment will they acquire preemptive rights, which would entitle such persons, as a matter of right, to subscribe for the purchase of any security of the Company.

       The affirmative vote of the holder of a majority of the outstanding shares of Common Stock of the Company is required for approval of this proposal.




              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

       Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve until the next Annual Meeting of Stockholders, unless such employment shall be earlier terminated. That firm, which has acted as independent auditors of the Company's accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

       A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.




                             STOCKHOLDER PROPOSALS

       Stockholder proposals intended to be presented at the Company's 1996 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Harleysville, Pennsylvania, by January 1, 1996, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.




                                                          William F. Moffitt,
                                                          Secretary


Harleysville, Pennsylvania
April 28, 1995




THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31,1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO WILLIAM L. KACIN, PRESIDENT, MET-PRO CORPORATION, 160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438.

This Proxy when properly executed will be voted in the manner directed here by the undersigned stockholders. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

1. Election of two Directors for a term expiring in 1998:
   William L. Kacin            Richard P. Klopp

FOR        WITHHOLD
          AUTHORITY (To withhold authority to vote for any nominee(s), write To Vote For the name(s) of the nominee(s) in the space that follows)

                     ---------------------------------------------------------

2. Proposal to Ratify the Appointment
   of Margolis & Company P.C. as
   independent auditors.

   FOR   AGAINST   ABSTAIN

3. Proposal to amend Certificate of Incorporation to increase the number of shares of Common Stock authorized from 5,000,000 to 10,000 000.

   FOR   AGAINST   ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


          Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          Dated:____________________________________________________, 1995

          ________________________________________________________________
                                   Signature

          ________________________________________________________________
                           Signature if held jointly

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
         PROMPTLY USING THE ENCLOSED ENVELOPE.

                 ----------------------------------------------
                  "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
                 ----------------------------------------------

                              FOLD AND DETACH HERE

                                                                           PROXY


                              MET-PRO CORPORATION
                                160 Cassell Road
                        Harleysville, Pennsylvania 19438

          This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Walter A. Everett and Earl J. Wofsey as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Met-Pro Corporation held of record by the undersigned on April 28, 1995 at the Annual Meeting of Stockholders to be held on June 7,
1995 or any adjournment thereof.

                          (Continued on reverse side)

                              FOLD AND DETACH HERE